Exhibit 99.2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF INDIANA

INDIANAPOLIS DIVISION

UNITED STATES OF AMERICA,	)
)
Plaintiff,	)
)
v.	)	Cause No. 1:09-cv-1460 DFH-DML
)
REAL PROPERTY IN HAMILTON COUNTY,	)
INDIANA, AT 14353 EAST 113TH STREET,	)
FORTVILLE, et al.	)
)
Defendants.	)

UNITED STATES’S NOTICE OF DISMISSAL

The United States of America, by counsel, Timothy M. Morrison, United States Attorney for the Southern District of Indiana, and Winfield D. Ong, Assistant United States Attorney, hereby notifies the Court and all potential claimants of its voluntary dismissal of the above-captioned cause of action pursuant to Rule 41(a)(1)(A)(i) of the Federal Rules of Civil Procedure.

No opposing party has served either an answer to the complaint or a motion for summary judgment, and the United States has determined that further prosecution of this forfeiture case would not be in the interests of justice.

Respectfully submitted,

TIMOTHY M. MORRISON
United States Attorney

By:	s/ Winfield D. Ong
Winfield D. Ong
United States Attorney’s Office
10 W. Market St., Suite 2100
Indianapolis, IN 46204
Phone: (317) 226-6333
Fax: (317) 226-6125
E-mail: winfield.ong@usdoj.gov

CERTIFICATE OF SERVICE

I hereby certify that on November 30, 2009, a copy of the foregoing UNITED STATES’S NOTICE OF DISMISSAL was filed electronically.  No further service will be made as no parties other than the United States have appeared in this case, and the case is dismissed with the filing of the foregoing NOTICE OF DISMISSAL.

s/ Winfield D. Ong
Winfield D. Ong
United States Attorney’s Office
10 W. Market St., Suite 2100
Indianapolis, IN 46204
Phone: (317) 226-6333
Fax: (317) 226-6125
E-mail: winfield.ong@usdoj.gov